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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2010

SEALY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-08738 (Commission File Numbers)	36-3284147 (IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370
(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)
Sealy Corporation's annual meeting of stockholders was held on April 14, 2010.

(b)
The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth as in (c) below.

(c)
The stockholders elected all of Sealy Corporation's nominees for directors; ratified the appointment of Deloitte & Touche LLP as Sealy Corporation's independent registered public accounting firm for the fiscal year ending November 28, 2010; and approved the Amended and Restated Sealy Corporation Bonus Plan, a copy of which is attached as Exhibit 10.43 to this Current Report on Form 8-K. The tabulation of votes for each proposal is as follows:

(1)
Election of Directors:

Nominee	Shares For	Shares Withheld	Abstained	Broker Non-Votes
James W. Johnston	66,983,394	13,695,101	0	7,289,715
Matthew W. King	72,595,819	8,082,676	0	7,289,715
Stephen Ko	72,550,277	8,128,218	0	7,289,715
Gary E. Morin	67,077,441	13,601,054	0	7,289,715
Dean Nelson	60,739,393	19,939,102	0	7,289,715
Paul J. Norris	69,230,400	11,448,095	0	7,289,715
Richard W. Roedel	68,762,619	11,915,876	0	7,289,715
  (2)
  Ratification of Appointment of Independent Registered Public Accounting Firm:

For	87,640,166
Against	318,555
Abstained	9,489
Broker Non-Votes	0
  (3)
  Approval of the Amended and Restated Sealy Corporation Bonus Plan:

For	75,301,371
Against	4,226,993
Abstained	1,150,131
Broker Non-Votes	7,289,715

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

10.43	Amended and Restated Sealy Corporation Bonus Plan dated April 14, 2010

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION
Date: April 20, 2010	/s/ MICHAEL Q. MURRAY
	By:	Michael Q. Murray
	Its:	Senior Vice President, General Counsel & Secretary

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  Item 5.07 Submission of Matters to a Vote of Security Holders.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES